EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

AMONG

GANNON GIGUIERE

ALAN JOHNSON

LOCAL EVENT MEDIA, INC., a Nevada Corporation

AND

LIVE EVENT MEDIA, INC., a Nevada Corporation

DATED: NOVEMBER 21, 2012

ii

iii

iv

EXHIBITS

Exhibits	Description

Exhibit A	Certain Definitions
Exhibit B	Bill of Sale and Assignment

SCHEDULES

Buyer Schedules	Description

1.01(b)	Assets Purchased

v

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made as of the 21st day of November, 2012, by and among, LIVE EVENT MEDIA, INC. (formerly known as CHARLIE GPS, INC.), a Nevada corporation having a business address at 3420 Bristol Street, 6th Floor, Costa Mesa, CA 92626 (hereafter, “LEMI”) and LOCAL EVENT MEDIA, INC., a Nevada corporation and wholly-owned subsidiary of LEMI (“LOCAL”) having a business address at 3420 Bristol Street, 6th Floor, Costa Mesa, CA 92626 (LEMI and LOCAL being hereinafter collectively referred to as the “Buyers”), and Gannon Giguiere, having an address at 2549B Eastbluff Drive, Suite 456, Newport Beach, CA 92660 (hereafter, “GG”) and Alan Johnson, having an address of Seven Corporate Plaza Drive, Newport Beach, CA 92660 (“AJ”) (GG and AJ being hereinafter collectively referred to as the “Sellers”). Where context requires reference hereinafter to LEMI also includes reference to LOCAL.

BACKGROUND

WHEREAS, Sellers have developed a proprietary software platform for use in the business of social media;

WHEREAS, Buyers desire to purchase certain assets from Sellers;

WHEREAS, Sellers desire to sell such assets under the terms and conditions set forth in this Agreement, and Buyers have agreed to purchase such assets under such terms and conditions; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, Sellers, and Buyers agree as follows:

ARTICLE I – SALE AND PURCHASE OF ASSETS

Section 1.01 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.01), Sellers will sell, assign, transfer and deliver to Buyers, and Buyers, through LOCAL, will purchase, acquire and take assignment and delivery from Sellers (the “Acquisition”), the assets of Sellers listed below (collectively, the “Purchased Assets”). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind (“Encumbrances”). The Purchased Assets will include the following items:

(a) Assets. The assets listed on Schedule 1.01(a); and

(b) Books and Records. All papers, documents, computerized databases and records of Sellers relating to the Purchased Assets including without limitation all software design documents and source code.

Section 1.02 No Assumed Obligations. The Buyers shall have no responsibility for any of the Sellers’ obligations related to the Purchased Assets (including contracts, leases, and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Sellers.

1

Section 1.03 Consideration. At the Closing (as defined in Section 2.01), LEMI shall deliver to Sellers and/or their assigns an aggregate of Fourteen Million Five Hundred Eighty-Two Thousand and Five Hundred (14,582,500) restricted shares of its common stock (the “Shares”).

Section 1.04 Reporting of Asset Sale. Each party agrees to report the purchase and sale contemplated herein on Internal Revenue Service Form 8594 or such other form as appropriate.

Section 1.05 Tax Consequences. For federal income tax purposes, the transactions contemplated hereby are intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, and each party is intended to be a “party to the reorganization” within the meaning of Section 368 of the Code.

ARTICLE II – CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01 Closing. Subject to the satisfaction of the conditions set forth in Articles V and VI, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022, on or before December 7, 2012 (the “Closing Date”). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the “Effective Time”).

Section 2.02 Actions to be Taken at the Closing. At or contemporaneously with the Closing, the Parties shall take or will have taken the following actions and shall deliver or shall have delivered the following documents:

(a) Sellers shall execute and deliver to Buyers a Bill of Sale and Assignment Agreement substantially in the form attached hereto as Exhibit B (the “Bill of Sale”), together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Sellers to LOCAL.

(b) LEMI shall have instructed its transfer agent to issue to Sellers certificates representing the Shares, free and clear of all Encumbrances (other than restrictions imposed by applicable securities laws) in exchange for the Purchased Assets.

(c) LEMI shall close on at least $100,000 under its private placement offering (“PPO”) of a minimum of 200,000 shares ($100,000) and a maximum of 2,000,000 shares ($1,000,000) at an offering price of $0.50 per share and LEMI shall have instructed its transfer agent to issue the corresponding PPO shares to the PPO subscribers. Piggy-back registration rights shall apply to the PPO shares.

2

(d) LEMI shall transfer all of its pre-Asset Purchase Agreement assets, excluding its PPO proceeds, and its pre-Asset Purchase Agreement liabilities to a newly formed wholly owned subsidiary (“Split-Off Subsidiary”) and in connection therewith shall transfer all of the outstanding shares of capital stock of Split-Off Subsidiary to its pre-Asset Purchase Agreement principal stockholder in exchange for the surrender and cancellation of 8,000,000 shares of LEMI common stock owned by such stockholder (the “Split-Off Cancellation Shares”) leaving 2,400,000 shares of LEMI common stock in the hands of LEMI’s pre-Asset Purchase Agreement stockholders.

(e) LEMI’s board and persons holding a majority of its outstanding common stock shall have adopted a Two Million Five Hundred Thousand (2,500,000) share Equity Inventive Plan for future issuances, at the discretion of its board of directors, of awards to officers, key employees, consultants and directors.

(f) LEMI shall have obtained the resignations of its pre-Asset Purchase officers and directors, with such resignations to take effect at the Closing, shall have increased the size of its board of directors to three members, at least one of which shall be independent, with the intent to increase the board to at least five members post-Closing, at least three of which shall be independent and shall have appointed new executive officers and directors to fill the vacancies created by the resignations and the increase in the size of the board.

(g) Sellers shall provide 24 month lock-up agreements from all post-Closing officers and directors of LEMI and from all LEMI stockholders holding ten percent or more of the common stock of LEMI which lock-up agreements will include a 24 month no-shorting provision.

(h) Gannon Giguiere and Alan Johnson shall enter into Employment Agreements with LEMI, effective at Closing, on terms mutually satisfactory to LEMI and Messrs. Giguiere and Johnson. Among other things, such employment agreements shall provide for Mr. Giguiere to serve as the Chairman, CEO and Secretary of LEMI and for Mr. Johnson to serve as the President of LEMI.

(i) Gannon Giguiere and Alan Johnson shall enter into Indemnification Agreements with LEMI, effective at Closing, on terms mutually satisfactory to LEMI and Messrs. Giguiere and Johnson.

(j) Buyers and Sellers shall each deliver to the other (to the extent applicable), all other Transaction Documents, including consents, releases, waivers and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein and referred to in Articles V and VI.

All instruments of conveyance shall be free of all Encumbrances, except as otherwise set forth herein, and shall be in form and content reasonably acceptable to counsels for the Buyers and the Sellers.

3

Section 2.03 Exemption From Registration. Buyers and Sellers intend that the Shares of LEMI common stock to be issued pursuant to Section 1.03 hereof, in each case in connection with the Acquisition shall be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by reason of Section 4(2) of the Securities Act.

Section 2.04 Pre-Asset Purchase Liabilities Related to the Purchased Assets. All operating expenses and liabilities relating to the ownership and operation of the Purchased Assets attributable to the period ending at the Effective Time shall be paid by the Sellers as they fall due.

Section 2.05 Transfer of Possession. Simultaneously with the Effective Time, Sellers shall give the Buyers full possession and enjoyment of the Purchased Assets.

ARTICLE III – REPRESENTATIONS AND WARRANTIES OF BUYERS

Each of the Buyers represents and warrants to Sellers that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule which may be provided by Buyers to Sellers on the date hereof and accepted in writing by Sellers (the “Buyers Disclosure Schedule”). The Buyers Disclosure Schedule, if any, shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Buyers Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of Buyers” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer or director of Buyers, without independent investigation.

Section 3.01 Organization, Qualification and Corporate Power. Each of LEMI and LOCAL is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Nevada. Each Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each Buyer has furnished or made available to Sellers complete and accurate copies of its certificate of incorporation and bylaws. Each Buyer is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its bylaws, as amended to date.

Section 3.02 Capitalization. The capitalization of LEMI consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which at Closing, after taking into account the cancelation of the Split-Off Cancellation Shares but not taking into account the issuance of the Shares to be issued in exchange for the Purchased Assets or the issuance of any PPO shares, 2,400,000 shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. The common stock of LEMI is not subject to any notice of suspension or delisting. LEMI’s common stock is presently not registered under Section 12(g) of the Exchange Act of 1934, as amended. All of the outstanding shares of LEMI's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares have been issued in compliance with applicable securities laws. There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of LEMI; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of LEMI; (iii) contract under which LEMI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of LEMI. The Shares to be issued at the Closing, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all Encumbrances and preemptive rights and will be issued in compliance with applicable federal and state securities laws.

4

Section 3.03 Financial Statements. LEMI has delivered to or made available to Sellers the following financial statements and notes (collectively, the “LEMI Financial Statements”): the audited balance sheet, income statement, and statement of cash flows of LEMI as of December 31, 2011, and the unaudited balance sheet, income statement, and statement of cash flows of LEMI as of September 30, 2012. The LEMI Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, are accurate and complete in all material respects and present fairly the financial position of LEMI as of the dates thereof and the results of operations and cash flows of LEMI for the periods covered thereby. There has been no material adverse change in LEMI's financial condition, business or properties since the date of the most recent LEMI Financial Statements. LEMI is not liable for or subject to any material liabilities, except for those liabilities reflected on the LEMI Financial Statements and not heretofore paid or discharged and those liabilities arising in the ordinary course of business consistent with past practice under any contract, commitment or agreement.

Section 3.04 Undisclosed Liabilities. Each Buyer has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent LEMI Financial Statements, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent LEMI Financial Statements in the ordinary course of business which do not exceed $10,000 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

Section 3.05 Tax Matters. All Tax Returns required to be filed by or on behalf of LEMI with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the “Buyer Returns”) (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements.

5

Section 3.06 Legal Proceedings. There is no pending Legal Proceeding, and, to the best of the knowledge of Buyers, no Person has threatened to commence any Legal Proceeding: (i) that involves Buyers, or any of the assets owned or used by Buyers and which, if decided against Buyers, would have a Material Adverse Effect on the financial condition, business or properties of Buyers; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 3.07 Compliance with Laws. To the best knowledge of Buyers, they have at all times conducted their business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Buyers have not received any notice, advice, claim or complaint from any employee or Governmental Body that Buyers have not conducted, or are not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 3.08 Authority; Binding Nature of Agreement. Each of the Buyers has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Transaction Documents; the execution, delivery and performance by Buyers of the Transaction Documents have been duly authorized by all necessary action on the part of Buyers and their board of directors; and the approval of Buyer's shareholders is not required. The Transaction Documents constitute the legal, valid and binding obligation of Buyers, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Buyers will deliver to Sellers such evidence of the authorization of its execution, delivery, and performance of the Transaction Documents as Sellers may reasonably request.

Section 3.09 Non-Contravention. Neither (i) the execution delivery or performance of the Transaction Documents, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) the provisions of the respective Articles of Incorporation or Bylaws of Buyers, or (ii) any resolution adopted by the shareholders or Board of Directors of Buyers;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment, or decree to which Buyers, or any of the assets owned or used by them, is subject; or

(c) contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Buyers are a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, (iii) cancel, terminate or modify any such Contract.

6

Section 3.10 Full Disclosure. The Transaction Documents delivered by Buyers to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

Section 3.11 Valid Issuance. The Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. LEMI intends to issue and deliver the Shares in reliance on exemptions from registration and qualification under various federal and state securities laws.

Section 3.12 Shell Company. LEMI is not, and for a period of six (6) months prior to the date of this Agreement has not been, an issuer identified in Rule 144(i)(1) of the Securities Act.

Section 3.13 No Additional Agreements. Buyers do not have any understanding with Sellers with respect to the transactions contemplated by this Agreement other than as specified in this Agreement, and the other Transaction Documents.

Section 3.14 SEC Documents. Since June 30, 2011, LEMI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except for LEMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 which was filed on a late basis (all of the foregoing, and all exhibits included or required to be included therein and financial statements, notes and schedules thereto and documents incorporated by reference or required to be incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  LEMI has delivered or made available to Sellers or their representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any.  As of their respective filing dates, the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.15 Employee Relations. Neither of the Buyers is a party to any collective bargaining agreement or employs any member of a union. Buyers believe that their relations with their employees are good. Buyers are in compliance with all federal, state, local, and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not result in a Material Adverse Effect.

ARTICLE IV – REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyers that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule, which may be provided by Sellers to Buyers on the date hereof and accepted in writing by Buyers (the “Sellers Disclosure Schedule”). The Seller Disclosure Schedule, if any, shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article IV, the disclosures in any numbered paragraph of the Sellers Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article IV. For purposes of this Article IV, the phrase “to the knowledge of Sellers” or any phrase of similar import shall be deemed to refer to the actual knowledge of Sellers, without independent investigation.

7

Section 4.01 Legal Proceedings. There is no pending Legal Proceeding, and, to the best of the knowledge of Sellers, no Person has threatened to commence any Legal Proceeding: (i) that involves Sellers or any of the Purchased Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 4.02 Assets. Sellers have, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens. Sellers have not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets. No third party has any option or right to acquire any of the Purchased Assets.

Section 4.03 Compliance with Laws. To the best knowledge of Sellers, they have at all times conducted their business, if any, related to the Purchased Assets in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Sellers have not received any notice, advice, claim or complaint from any employee or Governmental Body that Sellers have not conducted, or are not presently conducting, their business and operations, if any, related to the Purchased Assets in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.04 Authority; Binding Nature of Agreement. Sellers have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under the Transaction Documents; and the execution, delivery and performance by Sellers of the Transaction Documents has been duly authorized by all necessary action on the part of Sellers. The Transaction Documents constitute the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Sellers will deliver to Buyers such evidence of the authorization of Sellers’ execution, delivery, and performance of the Transaction Documents as Buyers may reasonably request.

Section 4.05 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

8

(a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Sellers, or any of the Purchased Assets are subject; or

(b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which Sellers or the Purchased Assets are subject, or give any Person the right to (i) declare a default or exercise any remedy under any such contract, (ii) accelerate the maturity or performance of any such contract, or (iii) cancel, terminate or modify any such contract.

Section 4.06 Intellectual Property.

(a) Sellers have the valid and exclusive right to use all Intellectual Property (as defined below) related to the Purchased Assets. No other Person (other than licensors of software that is generally commercially available), has any rights to any of the Intellectual Property related to the Purchased Assets, and, to Sellers’ knowledge, no Person or Entity is infringing, violating or misappropriating any of the Intellectual Property that Sellers have an exclusive right to use. For purposes of this Agreement, “Intellectual Property” means, among other things, all (i) patents and patent applications, (ii) copyrights, and registrations therefor, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and information, (v) trademarks, service marks, logos, trade names, domain names, and registrations and applications therefor, and (vii) any other proprietary rights relating to any of the foregoing

(b) To Sellers’ best knowledge, none of the activities conducted by Sellers with respect to the Purchased Assets infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other Person or Entity. Sellers have not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation of any Intellectual Property of any other Person or Entity, and to the knowledge of Sellers there is no basis for such claims.

(c) Sellers have no agreements with any Person or Entity pursuant to which Sellers may obtain rights to Intellectual Property material to the Purchased Assets that is owned by a Person or Entity other than Sellers. Sellers are not obligated to pay any royalties or other compensation to any third party in respect of their ownership, use or license of any of the Purchased Assets.

(d) Sellers have taken commercially reasonable precautions (i) to protect their rights in the Purchased Assets and (ii) to maintain the confidentiality of their trade secrets and know-how. To Sellers’ knowledge, or under circumstances which would not have a Material Adverse Effect, there have been no acts or omissions by Sellers or their agents, the result of which would be to materially compromise the rights of Sellers to apply for or enforce appropriate legal protection of the Purchased Assets.

9

Section 4.07 Software Licenses. Sellers have all necessary licenses to use all material third-party software used in connection with the Purchased Assets, and to Sellers’ knowledge, Sellers use of third-party software does not infringe the rights of any Person or Entity.

Section 4.08 Royalties, Commissions, Fees.  As of the Closing Date, there shall be no Entity or Person due or owed any continuing interest, including any royalty, commission fee or other payment related to the Purchased Assets.

Section 4.09 Absence of Certain Changes or Events.  Except as would not have a Material Adverse Effect, from the duties of this Agreement through the Closing, there will not be:

(a) any damage, destruction or loss relating to the Purchased Assets, whether or not covered by insurance, that would have a Material Adverse Effect; or

(b) any mortgage, pledge, transfer of a security interest in, or lien, created by Sellers, with respect to any of the Purchased Assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Sellers’ ownership or use of such property or assets;

Section 4.10 Full Disclosure. The Transaction Documents delivered by Sellers to Buyers in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Buyers have completed their due diligence investigation of Sellers.

ARTICLE V – CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS.

The obligations of Buyers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 5.01 Accuracy of Representations. Each of the representations and warranties made by Sellers in this Agreement and in each of the other Transaction Documents delivered to Buyers in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the Closing Date.

Section 5.02 Performance of Covenants. Each covenant or obligation that Sellers are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 5.03 Consents. All necessary board, stockholder, and third party consents, waivers and releases required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained (and copies thereof shall have been provided to Buyers) and shall be in full force and effect.

10

Section 5.04 Release of Liens and Security Interests.

(a) All liens and security interests on the Purchased Assets, if any, held by all Seller secured parties (the “Secured Parties”) shall be released and all related discharge of lien notices and forms shall be filed and recorded in the appropriate government offices in accordance with the requirements of the Uniform Commercial Code and copies of such notices and forms shall have been provided to Buyers.

(b) All Secured Parties, if any, shall, in writing, release the Buyers from any and all liability or obligation to them relating to any debts of Sellers owed to the Secured Parties with respect to the Purchased Assets or otherwise.

Section 5.05 Agreements and Documents. Buyers shall have received a certificate executed by Sellers containing the representation and warranty of Sellers that each of the representations and warranties set forth in Article IV is accurate in all material respects as of the Closing Date and that the conditions set forth in Article V have been duly satisfied.

Section 5.06 No Legal Proceedings. No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

Section 5.07 Due Diligence Review. Buyers’ shall have reviewed and approved all materials in the possession and control of Sellers which are germane to the decision of Buyers to proceed with the Asset Purchase. Buyers and their advisors shall have had a reasonable opportunity to perform the searches and other due diligence reasonable and customary in a transaction of a similar nature to the Acquisition and both Buyers’ and their advisors shall have been satisfied with the results of such due diligence.

ARTICLE VI – CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 6.01 Accuracy of Representations. Each of the representations and warranties made by Buyers in this Agreement and in each of the other Transaction Documents delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the Closing Date.

Section 6.02 Performance of Covenants. All of the covenants and obligations that Buyers are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

11

Section 6.03 Consents, Waivers, Releases. All consents, waivers and releases required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 6.04 Agreements and Documents. Sellers shall have received a certificate executed by Buyers, and containing the representation and warranty that each of the representations and warranties set forth in Articles III are accurate in all material respects as of the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

Section 6.05 Due Diligence Review. Sellers shall have reviewed and approved all materials in the possession and control of Buyers which are germane to the decision of Sellers to proceed with the Acquisition, including a reasonable opportunity to review the LEMI Financial Statements.  Sellers and their advisors shall have had a reasonable opportunity to perform the searches and other due diligence reasonable and customary in a transaction of a similar nature to the Acquisition, and both Sellers and their advisors shall have been satisfied with the results of such due diligence and the content of the LEMI Financial Statements.

Section 6.06 Officers Certificate. Sellers shall have received (i) a certified copy of Buyers' Articles of Incorporation, (ii) a copy of Buyers’ Bylaws, and (iii) a copy of the resolutions of the Board of Directors of each of the Buyers, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, each certified by an officer of each of the Buyers.

Section 6.07 Material Adverse Effect. Since the date of this Agreement, no event, occurrence, fact, condition, change, development or effect shall have occurred that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to have a Material Adverse effect on Buyers and the financial condition or results of operations of the Buyers taken as a whole.

Section 6.08 SEC Documents. LEMI shall be current in all filings required by the Exchange Act, and shall have filed all other registration statements, prospectuses, forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be.

Section 6.09 Employment Agreements. LEMI shall have entered into employment agreements and indemnification agreements with Gannon Giguiere and Alan Johnson, effective as of the Closing.

ARTICLE VII – SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 7.01 Survival. The right to bring claims or assert causes of action for breach of any covenants, agreements, representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive for a period of one year following the Closing Date, provided, however, that (i) the covenants and agreements which by their terms do not contemplate performance after the Closing shall terminate as of the Closing; and (ii) the covenants and agreements which by their terms contemplate performance after the Closing shall survive until the date specified in this Agreement or the Transaction Documents as the termination date for such covenants and agreements, or if no such date is specified, then such covenants and agreements shall survive until the expiration of any statute of limitations.

12

Section 7.02 Sellers’ Agreement to Indemnify. Subject to the terms, conditions and limitations of this Agreement, Sellers agree to indemnify, defend and hold harmless Buyers, their officers, employees, directors, and agents from and against all Damages to which Buyers become subject as a result of, arising out of, or based on any of the following:

(a)                a breach of any representation or warranty made by any Sellers pursuant to this Agreement in Article IV;

(b)               a breach of any covenant contained in or made by any Seller pursuant to this Agreement in Article VIII;

(c)                liabilities, obligations, or claims related to the Purchased Assets arising out of facts, conditions or circumstances occurring prior to the Closing Date; and

(d)               any claim or liability for brokerage commissions or finder’s fees incurred by reason of any action taken by Sellers.

Such Damages relating to subsections (a) through (d) are hereinafter collectively referred to as the “Buyers’ Indemnified Losses”.

Section 7.03 Buyers’ Agreement to Indemnify. Subject to the terms, conditions and limitations of this Agreement, Buyers agree to indemnify, defend and hold harmless Sellers and their agents, from and against all Damages to which Sellers’ become subject as a result of, arising out of, or based in any of the following:

(a)                a breach of any representation or warranty made by Buyers pursuant to this Agreement in Article III;

(b)               a breach of any covenant contained in or made by Buyers pursuant to this Agreement in Article VIII;

(c)                liabilities, obligations or claims relating to the Purchased Assets arising out of facts, conditions or circumstances occurring after the Closing Date;

(d)               any claim or liability for brokerage commissions or finder’s fees incurred by reason of any action taken by Buyers.

Such Damages relating to subsections (a) through (d) are hereinafter collectively referred to as the “Sellers’ Indemnified Losses”.

13

Section 7.04 Certain Provisions Applicable to Indemnification Obligations. No party shall be liable under this Article for any Damages resulting from or relating to any inaccuracy in or breach of any representation or warranty in this Agreement if the party seeking indemnification for such Damages had knowledge of such breach before Closing.

Section 7.05 Procedures for Resolution and Payment of Claims for Indemnification.

(a)                If a party entitled to be indemnified under this Article (the “Indemnitee”) shall incur any Damages or determines that it is likely to incur any Damages, and believes that it is entitled to be indemnified against such Damages by the other party hereunder (the “Indemnitor”), such Indemnitee shall give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request (“Indemnitee’s Certificate”), but failure to give such notice shall relieve the Indemnitor of any liability hereunder only to the extent that the Indemnitor has suffered actual prejudice thereby.

(b)               In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnitee’s Certificate, the Indemnitor shall within thirty (30) days after receipt by the Indemnitor of such Indemnitee’s Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the thirty (30) day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. In the event the Indemnitee and the Indemnitor do not succeed in reaching agreement on their respective rights with respect to any such claims (“Disputed Claims”), the Disputed Claims will be resolved in accordance with Section 10.09 herein.

(c)                Claims for Damages specified in any Indemnitee’s Certificate to which an Indemnitor shall not object in writing and claims for Damages resolved in accordance with Section 7.04(b) and Section 10.09 are hereinafter referred to, collectively, as “Agreed Claims.”

(d)               Promptly after the assertion by any third party of any claim against any Indemnitee that, in the reasonable judgment of such Indemnitee, will result in the incurrence by such Indemnitee of Damages for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnitee, and the payment of expenses). Failure to receive notice from Indemnitee shall not amend any rights, obligations or limitations set forth in this Article. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the Indemnitor shall not be responsible for the fees and expenses of such counsel unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and Indemnitor and such Indemnitee shall have furnished Indemnitor an opinion of counsel to the effect that there may be one or more legal defenses available to Indemnitee which are different from or additional to those available to Indemnitor, in which event Indemnitor shall only be responsible for the fees and expenses of one separate firm of attorneys for all Indemnitees. If the Indemnitor, within a reasonable time after notice of any such third party claim, fails in good faith to defend the Indemnitee against such claim, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor, subject always to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement or compromise of any such action or claim effected without the consent of the Indemnitor which shall not be unreasonably withheld or delayed; but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff or claimant in any such action, the Indemnitor shall indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment (but only to the extent provided in this Article).

14

Section 7.06 Payment of Agreed Claims. Upon the occurrence of any event or existence of any condition which result in a claim for indemnification under this Article, such party shall initiate a claim under Section 7.04 of this Agreement.

Section 7.07 Remedies Exclusive. The remedies provided in this Article shall be the sole and exclusive remedies of the Seller and Buyers, respectively, after the Closing for monetary damages in connection with the transactions contemplated by this Agreement including, without limitation, any breach or non-performance of any representation, warranty, covenant or agreement contained herein. Buyers or Seller may not commence any suit, action or proceeding against the other with respect to the subject matter of this Agreement, whether in contract, tort or otherwise, except to enforce the express rights under this Article.

ARTICLE VIII – COVENANTS; CONDUCT OF THE PARTIES AFTER CLOSING

Section 8.01 Cooperation. Buyers and Sellers will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to Buyers. Without limiting the generality of the foregoing, Sellers, at the request of Buyers and without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in Buyers, and will take such other actions as may reasonably be required to convey and deliver to Buyers more effective title to the Purchased Assets, or to confirm and perfect Buyers’ title thereto, as contemplated by this Agreement.

Section 8.02 Repayment of Obligations. Sellers agree to pay all pre-Closing liabilities and obligations related to the Purchased Assets by either: (a) paying such liabilities and obligations in full as they come due, (b) entering into arrangements acceptable to the obligees of such liabilities and obligations for the repayment of such liabilities and obligations.

15

ARTICLE IX – TERMINATION

Section 9.01 Termination of Agreement. This Agreement may be terminated:

(a)                prior to the Closing by mutual agreement of the parties; or

(b)               prior to the Closing by Buyers if any of the conditions provided for in Article V of this Agreement have not been met at the Closing and have not been waived in writing by Buyers prior to such date; or

(c)                prior to the Closing by Sellers if any of the conditions provided for in Article VI of this Agreement have not been met at the Closing and have not been waived in writing by Sellers prior to such date; or

(d)               by either party after December 7, 2012 if the Closing has not occurred on or prior to such date, provided that the party giving notice of termination is not responsible for the failure to close on or prior to such date.

Section 9.02 Termination Procedure; Effect of Termination.

(a)                In the event of termination by Sellers or Buyers, or by the mutual agreement of Seller and Buyers, pursuant to Section 9.01 of this Agreement, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action or liability by either party or parties to the other (except for liability of any party for the willful breach of this Agreement).

(b)               If the transactions contemplated by this Agreement are terminated as provided herein, Seller and Buyers shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has breached any of the agreements or other provisions of this Agreement prior to termination of this Agreement.

(c)                In the event this Agreement is terminated, each party will keep confidential any information (unless such information is public information or is otherwise required by law to be disclosed) obtained from the other party in connection with the transactions contemplated hereby and will not use, develop or disclose any such information in any manner whatsoever based on information provided by the other for a period of two (2) years.

ARTICLE X – MISCELLANEOUS

Section 10.01 144 Legend. To the extent required by law, the securities of LEMI to be issued hereunder shall be characterized as “restricted securities” for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

16

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 10.02 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 10.03 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party's business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Buyers, if incurred by Buyers; and (ii) by Seller, if incurred by Seller.

Section 10.04 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.05 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

if to Buyers:

Live Event Media, Inc.

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

Attention: President or CEO

Facsimile: 949.209.1920

if to Sellers:

℅ Gannon Giguiere

2549B Eastbluff Drive, Suite 456

Newport Beach, CA 92660

Facsimile: 949.209.1920

17

Section 10.06 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person, Entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons, Entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 10.07 Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Section 10.09 Governing Law; Arbitration.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Buyers, on the one hand, and Sellers, on the other, shall promptly submit any dispute, claim or controversy arising out of or relating to this Agreement and the other Transaction Documents (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any action in tort, contract, equity or otherwise) to binding arbitration before one arbitrator. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any claim in tort, contract, equity or otherwise). Such arbitration shall be conducted by the American Arbitration Association under the Arbitration Rules then in effect, and shall take place in New York City, New York.

18

Section 10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party.

Section 10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 10.12 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

Section 10.14 Entire Agreement. This Agreement and the attached Exhibits and Schedules set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

[Remainder of Page Left Blank.]

19

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BUYERS

LIVE EVENT MEDIA, INC.

By: /s/ Lisa Andoh

Name: Lisa Andoh

Title: President

LOCAL EVENT MEDIA, INC.

By: /s/ Gannon Giguiere

Name: Gannon Giguiere

Title: President

SELLERS

/s/ Gannon Giguiere

GANNON GIGUIERE

/s/ Alan Johnson

ALAN JOHNSON

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

CONSENT. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

DAMAGES “Damages” shall mean all demands, claims, actions or causes of action, assessments, judgments, fines, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, punitive and exemplary damages, costs of investigation, clean-up and remediation and reasonable attorneys’ fees and reasonable expenses.

ENTITY. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

GOVERNMENTAL BODY. “Governmental Body” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

LEGAL PROCEEDING. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

LEGAL REQUIREMENT. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a “Material Adverse Effect” on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person's business, condition, assets, liabilities, operations, financial performance or prospects.

PERSON. “Person” shall mean any individual, Entity or Governmental Body.

TAX. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

A-1

TAX RETURN. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

TRANSACTION DOCUMENTS. “Transaction Documents” shall mean this Agreement and each document, instrument and agreement executed and delivered in respect of the transactions contemplated hereby.

A-2

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, GANNON GIGUIERE and ALAN JOHNSON (“Sellers”), do hereby sell, assign, convey, transfer and delivery to Local Event Media, Inc., a Nevada corporation (“Buyer”), all of Sellers’ worldwide rights, title and interest in and to the Purchased Assets, as defined in the Asset Acquisition Agreement (the “Agreement”) by and among Sellers and Buyers, dated November 21, 2012 which is incorporated herein by reference.

Sellers hereby warrant to Buyers, their successors and assigns, that Sellers are the rightful owner of the Purchased Assets conveyed; that Sellers are conveying to Buyers good and merchantable title to all of the Purchased Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Sellers (and Sellers’ successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Sellers hereby covenant and agree that they will, at the request of Buyers and without further consideration, execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyers, their successors and assigns, good and merchantable title to the Purchased Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyers in control and possession thereof.

Sellers do hereby irrevocably constitute Buyers, their successors and assigns, as Sellers’ true and lawful attorney-in-fact, with full power of substitution, in Sellers’ or Buyers’ name, to claim, demand, collect and receive the Purchased Assets conveyed.

This instrument is being delivered in connection with the Agreement and is subject to, and is entitled to the benefits in respect of, the Agreement.

This instrument shall be binding upon Sellers and their successors and assigns, and shall inure to the benefit of Buyers and their successors and assigns.

Dated this 21st day of November, 2012.

/s/ Gannon Giguiere
GANNON GIGUIERE

/s/ Alan Johnson
ALAN JOHNSON

B-1

SCHEDULE 1.01(b)

ASSETS PURCHASED

A software platform with millions of lines of code authored in various languages including, but not limited to, HTML, Java, Python, and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.